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                                                                   EXHIBIT 23.1


                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Stockholders
Pioneer Natural Resources Company

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our reports refer to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of and a change in the method of accounting for income taxes.



                                           /s/ KPMG PEAT MARWICK LLP

                                           KPMG PEAT MARWICK LLP

Midland, Texas
December 11, 1997